UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2010

IRON MOUNTAIN INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue

Boston, Massachusetts 02111

(Address of principal executive offices, including zip code)

(617) 535-4766

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 2.02.  Results of Operations and Financial Condition.

On February 25, 2010, Iron Mountain Incorporated (the “Company”) issued a press release setting forth the Company’s results of operations and financial condition for its fiscal quarter and full year ended December 31, 2009 and its financial outlook for 2010. A copy of the Company’s press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.  Other Events.

On February 25, 2010, the Company issued a press release announcing its adoption of a stock repurchase program of up to $150 million of its common stock and the approval of a new dividend policy under which the Company intends to pay quarterly cash dividends on its common stock.  The first quarterly dividend of $0.0625 per share, representing a planned annual dividend payout of $0.25 per share, will be payable on April 15, 2010 to shareholders of record on March 25, 2010.  A copy of the Company’s press release is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release of Iron Mountain Incorporated dated February 25, 2010 (furnished herewith).

99.2

Press Release of Iron Mountain Incorporated dated February 25, 2010 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED
(Registrant)

By:	/s/ Ernest W. Cloutier
Name:	Ernest W. Cloutier
Title:	Senior Vice President and General Counsel

Date: February 25, 2010